UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019 (October 1, 2019)

GIGGLES N’ HUGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53948	20-1681362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Galleria Way, Glendale, CA 91210
(Address of principal executive offices)

(818) 956-4847
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 1, 2019, Sean Richards, the then Chief Officer of Operations and Secretary of Giggles N’ Hugs, Inc. (the “Company”), resigned from those positions with the Company. Mr. Richards’ resignation was not in connection with any known disagreement with the Company on any matter.

ITEM 8.01 OTHER EVENTS.

Recent Press Releases

On November 12, 2019, the Company issued a press release relating to an upcoming shareholder conference call on November 20, 2019.

Previously, the Company issued a press release on August 13, 2019, relating to the engagement of Veera Hospitality Group to lead the Company’s franchise and business development efforts, and one on August 1, 2019, relating to the engagement of Maxim Group LLC, a leading investment banking, securities, and investment management firm, to provide strategic corporate advisory and investment banking services to the Company.

Copies of these press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated and issued November 12, 2019
99.2	Press Release dated and issued August 13, 2019
99.3	Press Release dated and issued August 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2019	GIGGLES N’ HUGS, INC.

/s/ Joey Parsi
	Name:	Joey Parsi
	Title:	Co-Chief Executive Officer